As filed with the Securities and Exchange Commission on October 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERENCE INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-4719946
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15 Wayside Road

Burlington, Massachusetts 01803

(Address, including zip code, of Registrant’s principal executive offices)

Cerence 2019 Equity Incentive Plan

Cerence 2019 Employee Stock Purchase Plan

(Full title of the plan)

Mark Gallenberger

Chief Financial Officer

15 Wayside Road

Burlington, Massachusetts 01803

(857) 362-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Leanne Fitzgerald

General Counsel

15 Wayside Road

Burlington, Massachusetts 01803

(857) 362-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	6,350,000 shares(2)	$17.25(3)	$109,537,500.00	$14,217.97

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)

Consists of 5,300,000 shares of common stock issuable in respect of awards to be granted under the Cerence 2019 Equity Incentive Plan and 1,050,000 shares of common stock reserved for issuance under the Cerence 2019 Employee Stock Purchase Plan.

(3)

Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Cerence Inc.’s common stock reported by the Nasdaq Global Select Market as of September 30, 2019.

EXPLANATORY NOTE

Cerence Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of 6,350,000 shares of its common stock, par value $0.01 per share, which is referred to as the Common Stock, consisting of 5,300,000 shares of Common Stock that are reserved for issuance upon exercise of options granted, or in respect of awards granted, under the Cerence 2019 Equity Incentive Plan (the “Equity Incentive Plan”) and 1,050,000 shares of Common Stock that are reserved for issuance under the Cerence 2019 Employee Stock Purchase Plan (the “ESPP”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Equity Incentive Plan and the ESPP as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated) and any other documents required to be delivered pursuant to Rule 428. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Cerence Inc., 15 Wayside Road, Burlington, MA, Attention: General Counsel, Telephone number (857) 362-7300.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	Amendment No. 1 to the Company’s Registration Statement on Form 10 (Registration No. 001-39030) as filed with the Commission on September 4, 2019 (the “Form 10”);

2.	The Company’s Current Report on Form 8-K filed on October 2, 2019; and

3.	The description of the Common Stock contained in the Company’s Information Statement filed as Exhibit 99.1 to the Form 10.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K shall not be incorporated by reference.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the shares of the Company’s common stock offered by this Registration Statement will be passed upon for the Company by Leanne J. Fitzgerald, Esq., the Company’s General Counsel. Ms. Fitzgerald is paid a salary by the Company, is a participant in various employee benefit plans offered to employees of the Company generally and owns shares of the Company’s common stock.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s amended and restated bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for such limitation of liability.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibits

4.1	Amended and Restated Certificate of Incorporation of Cerence Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K filed on October 2, 2019).

4.2	Amended and Restated By-Laws of Cerence Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Form 8-K filed on October 2, 2019).

4.3*	Cerence 2019 Equity Incentive Plan.

4.4	Form of Restricted Stock Unit Award Agreement (incorporated by reference from Exhibit 10.11 to the Company’s Registration Statement on Form 10 filed August 21, 2019).

4.5	Form of Performance-Based Restricted Stock Unit Award Agreement (incorporated by reference from Exhibit 10.12 to the Company’s Registration Statement on Form 10 filed August 21, 2019).

4.6*	Cerence 2019 Employee Stock Purchase Plan.

5.1*	Legal Opinion of Leanne J. Fitzgerald, General Counsel of Cerence Inc.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of Leanne J. Fitzgerald, General Counsel of Cerence Inc. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (included on signature pages of this Part II).

*	Filed herewith.

Item 9.	Undertakings

The Company hereby undertakes:

(a) (1)	To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Cerence Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of Massachusetts, on October 2, 2019.

CERENCE INC.

By:	/s/ Mark Gallenberger
	Name:	Mark Gallenberger
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Sanjay Dhawan, Mark Gallenberger and Leanne Fitzgerald, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed on October 2, 2019, by the following persons in the capacities indicated.

Signature	Title

/s/ Sanjay Dhawan	Chief Executive Officer and Director
Sanjay Dhawan	(Principal Executive Officer)

/s/ Mark Gallenberger	Chief Financial Officer
Mark Gallenberger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Arun Sarin
Arun Sarin	Chairman of the Board

/s/ Thomas Beaudoin
Thomas Beaudoin	Director

/s/ Marianne Budnik
Marianne Budnik	Director

/s/ Sanjay Jha
Sanjay Jha	Director

/s/ Kristi Ann Matus
Kristi Ann Matus	Director

/s/ Alfred Nietzel
Alfred Nietzel	Director